INDEPENDENT CONTRACTOR AGREEMENT


     This Independent Contractor Agreement ("Agreement") is made and effective this 1st day of November 2005, by and between Peter David Voss ("Consultant") and Entertainment Is Us, Inc., a Delaware corporation ("Company")


     WHEREAS, the Company engaged Consultant to perform certain services for the Company, pursuant to the terms and conditions stated in this Agreement, and

     WHEREAS, Consultant performed certain services for Company, pursuant to the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agreed as follows:

1. Services to be Performed. Company desires that Consultant perform, and Consultant agrees to perform the following services for the Company in the indicated capacities:

o Actively attempt to locate a suitable merger candidate as well as analyze and perform proper due diligence functions through consummation of such transaction. In the event that Company identifies such a candidate, Consultant shall assist Company in the foregoing functions, at no additional expense to the Company, in order to consummate such merger. Consultant shall spend no less than 15 hours per month performing the duties enumerated herein.

2. Consultant's Performance. All work done by Consultant shall be of the highest professional standard and shall be performed to Company's reasonable satisfaction.

3. Status. Consultant's status under this Agreement shall be that of an independent consultant, and not that of an agent or employee. Consultant warrants and represents that he has complied with all federal, state and local laws regarding business permits and licenses that may be required for him to perform the work as set forth in this Agreement.

4. Terms of Compensation. In the event Consultant successfully performs all services found in Section 1 of this Agreement, Company shall compensate Consultant by issuing him Four Million (4,000,000) shares of common stock ("Shares"). Within 30 days after the completion of such a merger, including the filing of a current report on Form 8-K with the United States Securities and Exchange Commission with the required financial statements, the Company shall file a registration statement on Form S-8 and the Consultant shall have the right to register the Shares pursuant to that registration statement or if such form of registration statement is no longer available to Consultant as a result of the adoption of new laws with respect to such form.

5. Reimbursement of Expenses. Company shall reimburse Consultant for reasonable monthly expenses provided the expenses are documented in writing by Consultant to the satisfaction of the Company.

6. Termination. This Agreement may be terminated at anytime by Consultant during the term hereof with 90 days written notice. Further, this Agreement may be terminated by the Company for Cause (as that term is defined below) with 90 days written notice. In the event Company dismisses Consultant for Cause then Company's obligations to Consultant shall be limited to the compensation earned up to the date of Consultant's termination for Cause.

     (a)  Definition of Cause. "Cause" shall mean:

          (i)       any  action  by  Consultant  which  constitutes   dishonesty
          relating to Company, a willful violation of law (other than traffic offenses and similar minor offenses) or a fraud against Company;

          (ii) Consultant is charged by indictment for, is convicted of or pleads guilty to a felony or other crime;

          (iii) misappropriation of Company's funds or assets by Consultant for his personal gain;

          (iv) willful misconduct by Consultant relating to Company, including, without limitation, willful failure to perform stated duties or to follow legitimate directions of his superiors;

          (v) the continual or frequent possession by Consultant of an illegal substance or abuse by Consultant of a controlled substance or alcohol resulting in a pattern of behavior disruptive to the business operations of Company;

          (vi) failure by Consultant to perform Consultant's duties and responsibilities to Company in a competent manner;

          (vii)       any  material  violation  by  Consultant  of any  covenant
          contained  in  this   Agreement,   including   covenants   related  to
          confidentiality; and

          (viii)      any other  willful  misconduct  which  materially  injures
          Company.

     Subject to this Section 6, in the event that the Company terminates this Agreement for any reason other than "For Cause", Consultant shall receive all benefits pursuant to Section 4 of this Agreement as if Consultant satisfactorily performed all required duties during the Term of this Agreement.

7. Federal, State and Local Payroll Taxes. Company will not withhold or pay on behalf of Consultant or any of its employees: (a) federal, state or local income taxes; or (b) any other payroll tax of any kind. In accordance with the terms of this Agreement and the understanding of the parties herein, Consultant shall not be treated as an employee with respect to the services performed hereunder for federal, state or local tax purposes.

8. Fringe Benefits. Because Consultant is engaged in its own independent consulting business, it is not eligible for, nor entitled to, and shall not participate in, any of Company's pension, health or other fringe benefit plans, if any such plans exist. Such participation in these fringe benefits plans is limited solely to Company's employees.

9. Notice to Consultant Regarding Tax Liability. Consultant understands that he is responsible to pay his income tax in accordance with federal, state and local law. Consultant further understands that he is liable for Social Security, ("FICA") tax, to be paid in accordance with all applicable laws.


10. Confidentiality. During the term of this Agreement, and thereafter in perpetuity, Consultant shall not, without the prior written consent of Company, disclose to anyone any Confidential Information. "Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that: (a) is disclosed by Company without restriction; (b) becomes publicly available through no act of Consultant; or (c) is rightfully received by Consultant.


11. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12. Headings. The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

13. Final Agreement. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.

14. Notice. Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

          If to Consultant:

                  Peter David Voss
                  17 Maud Street
                  Ormond, Victoria 3204
                  Australia

          If to the Company:

                  Entertainment Is Us, Inc.
                  11555 Heron Bay Boulevard, Suite 200
                  Coral Springs, FL 33076 USA

          Such Notice shall be deemed given when actually delivered.

15. Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.


16. Restrictions on Assignment. Consultant may not assign or otherwise transfer his rights or delegate its obligations created hereunder to any third party without the prior written consent of the Company. Notwithstanding the foregoing, this Agreement shall bind and inure to the benefit of the successors and assigns of the parties.



     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of this 1st day of November, 2005.


                                     Entertainment Is Us, Inc.







                                   By:    /s/ Gary Stewart
                                          ----------------
                                   Name:  Gary Stewart
                                   Title: Chief Financial Officer



                                          Peter David Voss



                                          /s/ Peter David Voss
                                          --------------------
                                   Name:  Peter David Voss